EXHIBIT INDEX


Exhibit
Number       Description
-------      -----------

21.83        Monthly Statement for April 1998

                        STATEMENT TO CERTIFICATEHOLDERS


    Security Pacific National Bank                 Current Collection Period:
                                                   01-Mar-98 to 31-Mar-98
    SPNB Home Equity Loan Asset Backed Securities  P & S Agreement Date:
    7.85%  Class A Certificates, Series 1991-1     Original Settlement Date:
    8.85%  Class B Certificates, Series 1991-1     Distribution Date:  15-Apr-98

    Distribution to Holders of Class A Certificates (per Certificate with a $1,000 denomination)

 1.00 i.    Amount Allocable to Class A Monthly Principal               0.000000
      ii.   Amount of Class A Principal Shortfall                       0.000000
      iii.  Carryover Class A Principal Shortfall After Such
               Distribution                                             0.000000

 2.00 i.    Amount Allocable to Class A Monthly Interest                0.000000
      ii.   Amount of Class A Interest Shortfall                        0.000000
      iii.  Amount of Class A Carryover Interest Shortfall              0.000000
      iv.   Remaining Class A Carryover Interest Shortfall After
               Such Distribution                                        0.000000

    Distribution to Holders of Class B Certificates (per Certificate with a $1,000 denomination)

 3.00 i.    Amount Allocable to Class B Monthly Principal              25.723059

 4.00 i.    Amount Allocable to Class B Monthly Interest                5.969231
      ii.   Amount of Class B Interest Shortfall                        0.000000
      iii.  Amount of Class B Carryover Interest Shortfall              0.000000
      iv.   Remaining Class B Carryover Interest Shortfall After
               Such Distribution                                        0.000000

 5.00 i.    Ending Class A Certificate Principal Balance                    0.00
      ii.   Ending Class A Principal Factor                            0.000000%

 6.00 i.    Ending Class B Certificate Principal Balance           65,810,025.87
      ii.   Ending Class B Principal Factor                           78.366424%

 7.00 i.    Ending Pool Balance                                    65,810,025.87
      ii.   Ending Pool Factor                                         8.424413%

 8.00 i.    Amount of Voluntary Advances                                    0.00

 9.00 i.    Number of Mortgage Loans 30 to 59 Days Delinquent                 64
      ii.   Percentage of Mortgage Loans 30 to 59 Days Delinquent          3.18%
      iii.  Aggregate Principal Balances of Mortgage Loans 30 to
               59 Days Delinquent                                   2,773,523.02
      iv.   Percentage of Principal Balances 30 to 59 Days
               Delinquent                                                  4.21%

      v.    Number of Mortgage Loans 60 to 89 Days Delinquent                  8
      vi.   Percentage of Mortgage Loans 60 to 89 Days Delinquent          0.40%
      vii.  Aggregate Principal Balances of Mortgage Loans 60 to
               89 Days Delinquent                                     232,932.50
      viii. Percentage of Principal Balances 60 to 89 Days
               Delinquent                                                  0.35%

      ix.   Number of Mortgage Loans 90 or More Days Delinquent               12
      x.    Percentage of Mortgage Loans 90 or More Days Delinquent        0.60%
      xi.   Aggregate Principal Balances of Mortgage Loans 90 or
               More Days Delinquent                                   845,665.39
      xii.  Percentage of Principal Balances 90 or More Days
               Delinquent                                                  1.29%

10.00 i.    Aggregate Principal Balance of Mortgage Loans in
               Foreclosure                                                  0.00
      ii.   Number of Mortgage Loans in Foreclosure                            5
      iii.  Book Value of Real Estate Acquired Through Foreclosure
               or Grant of a Deed                                     422,000.00

11.00       Class B Surety Bond Amount                             92,374,810.00
               (after giving effect to all distributions for such Distribution Date)